EXHIBIT 10.7

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EXECUTION COPY

DEVELOPMENT AND LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and is effective as of this 7th day of October, 2013 (the “Effective Date”) by and between

Cadila Healthcare Limited, a corporation organized and existing under the laws of India, whose principal place of business is at Zydus Tower, Satellite Cross Roads, Ahmedabad - 380 015, India (“Zydus”),

and

Pieris AG, a corporation organized and existing under the laws of Germany, whose principal place of business is at Lise-Meitner-Straße 30, 85354 Freising, Germany (“Pieris”).

Pieris and Zydus are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	Pieris is engaged in the research and development of biopharmaceutical products and has developed a novel technology to develop Anticalin® proteins and proprietary know-how and data relating thereto;

B.	Zydus is engaged in the research, development, manufacture and marketing of pharmaceutical and biopharmaceutical products, including but not limited to therapeutic proteins, monoclonal antibodies and vaccines.

C.	Pieris and Zydus desire to grant each other certain exclusive license rights in the further research and development, clinical development and marketing & commercialization of the Products (hereinafter defined), subject to and in accordance with the terms in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used throughout this Agreement, the singular includes the plural and vice versa, and words denoting any gender include all genders. Where the context so admits or requires, references to Zydus or Pieris shall include their respective employees, officers, directors or agents.

“AFFILIATE” means any Person that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with a Party. For the purposes of this definition only, the terms “controls,” “controlled,” and “control” mean: (i) the direct or indirect ability or power to direct or cause the direction of the management and policies of an entity or otherwise direct the affairs of such entity, whether through ownership of equity, voting securities or beneficial interest, by contract, or otherwise: or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities (or other comparable ownership interest for an entity other than a corporation) of a Party.

“API” or “ACTIVE PHARMACEUTICAL INGREDIENT” means the active pharmaceutical ingredient of a Drug Product in bulk form such as a Drug Substance, which, if appropriately formulated and finished, would constitute the Drug Product. For avoidance of doubt, API for Product 1 is the c-Met Anticalin, (herein referred to as PRS-110) and API for Product 2 shall be determined by the CC pursuant to Section 3(3).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“APPLICABLE LAWS” means all applicable statutes, ordinances, regulations, judicial decisions, rules or orders of any kind whatsoever of any Governmental Authority, including, without limitation, the Regulatory Laws, all as amended from time to time.

“AUTHORIZED PERSONS” means Recipient’s directors, officers, employees and professional advisors and consultants who are legally bound to keep confidential any of the Confidential Information disclosed by the Discloser on terms at least as onerous as those set out herein.

“[***]” means [***] (for the sake of clarity, [*** ]among other information).

“CALENDAR MONTH” means each successive period of 30/31 (or 28/29) days (as applicable) commencing on 1st day of every month and ending on the last day of that month.

“CALENDAR YEAR” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

“CMC” means chemistry, manufacturing and control.

“COMMERCIALIZATION” means all activities before and after a Marketing Approval for a Product or otherwise relating specifically to the marketing, sale and/or distribution of Product including, without limitation: (i) sales force detailing, advertising, education, planning, marketing, sales force training and distribution; (ii) scientific and medical affairs; (iii) the manufacture of Product intended for commercial sale, including, without limitation, formulation, bulk API and/or Drug Product production, fill/finish, distribution, manufacturing process improvement and quality assurance technical support.

“COMMERCIALLY REASONABLE EFFORTS” means that level of effort and application of expertise and resource, typical in the pharmaceutical industry in the research, development and commercialization of a product or compound owned by a Third Party or resulting from a Party’s own research efforts, that is of similar market potential and at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, difficulty in developing a Product, competitiveness of the marketplace for resulting products, the patent position of the compound or product, the regulatory structure involved, the potential total profitability of the applicable products marketed or to be marketed, and other relevant factors affecting the cost, risk and timing of development and the total potential reward (profit) to be obtained if a product is commercialized.

“CONFIDENTIAL INFORMATION” means the Pieris Confidential Information or the Zydus Confidential Information, as applicable.

“CONTROL” or “CONTROLLED” means with respect to any intellectual property right, that the applicable Party owns or has a license to such intellectual property right and has the ability to grant access, a license, or a sublicense to such intellectual property right to the other Party as provided for in this Agreement without violating an agreement with a Third Party as of the time such Party would be first required under this Agreement to grant the other Party such access, license or sublicense; provided, however, that for rights acquired from Third Parties after the Effective Date, such intellectual property right shall be deemed to be “CONTROLLED” only if such access can be granted without additional cost.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“CO-ORDINATION COMMITTEE” or “CC” means the committee of representatives from each Party established to co-ordinate the Pieris Activities and Zydus Activities, as further detailed in Section 3(3).

“DISCLOSER” means the Party disclosing its Confidential Information to the other Party or to the other Party’s Authorized Persons pursuant to this Agreement.

“DISPUTE” means any dispute arising from or relating to this Agreement, including, without limitation, the interpretation of any term of this Agreement and/or the assessment of a Party’s compliance with any of its obligations under this Agreement.

“DEVELOPMENT” means all activities undertaken under any Plan with respect to the clinical development of a Product that are reasonably required to obtain one or more Marketing Approvals of Product, including, without limitation: (i) pre-clinical studies (including, without limitation, pharmacology, toxicology and pharmacokinetics); (ii) regulatory affairs, project management, clinical operations, medical writing, bio-statistics, data management and drug safety, and clinical trials (including without limitation Bridging Studies) in accordance with the current Good Laboratory Practices (cGLPs), current Good Clinical Practices (cGCPs) and current Good Manufacturing Practices (cGMPs) or other designated quality standards and Applicable Laws; (iii) all activities relating to developing the ability to manufacture such Product, including, without limitation, formulation, stability/analytical, packaging, delivery technologies and devices, bulk API and/or Drug Product production, manufacturing fill/finish, manufacturing process development, and quality assurance technical support, clinical supplies distribution and QC (quality-control) testing and release, until such time as manufacturing of such Product intended for commercial sale commences; and (iv) any required post-Marketing Approval commitments.

“DRUG PRODUCT” or “DP” means the final dosage form which contains a Product in association with other active or inactive ingredients.

“DRUG SUBSTANCE” or “DS” means any substance or mixture of substances, comprising a Product, intended to be used in the manufacture of a Drug Product and that, when used in the production of the Drug Product, becomes the Active Pharmaceutical Ingredient of the Drug Product. Such substances are intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or prevention of disease or to affect the structure and function of the body.

“DCGI” means the Drug Controller General of India, or any successor federal agency having responsibility over India Marketing Approvals.

“EMA” means the European Medicines Agency, or any successor federal agency having responsibility over Europe Union (EU) Marketing Approvals.

“FDA” means the United States (U.S.) Food and Drug Administration, or any successor federal agency having responsibility over U.S. Marketing Approvals.

“FIELD” means (i) with respect to Product 1 (PRS-110), [***] provided, however, [***] and (ii) with respect to Product 2, [***] to be agreed upon in good faith upon the nomination of Product 2 pursuant to Section 3(3).

“GOVERNMENTAL AUTHORITY” means any court tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, or other political subdivision, or supranational body, domestic or foreign.

“ICH” means the International Conference on Harmonization.

“ICH-GCP” means ICH / World Health Organization (WHO) Good Clinical Practice standards.

“IMPROVEMENT” means any findings, developments, discoveries, inventions, additions, modifications, enhancements, formulations, or changes to the composition of matter, or method of use of Product, or its manufacture made by, or coming under Control of either Party or Sublicensees during the Term which are

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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necessary for the Research and Development of a Product and/or the manufacture and Commercialization of the Product, including without limitation, new or improved methods of synthesis, manufacture, ingredients, preparation, presentation, means of delivery, dosage, formulation, or analysis, whether or not patentable.

“IND Application” means an Investigational New Drug Application (together with all additions, deletions, and supplements thereto) or the equivalent application in a regulatory jurisdiction, filed with the Regulatory Authority in that jurisdiction, the filing of which is necessary to commence and conduct human clinical trials of a pharmaceutical product in that jurisdiction such as a Clinical Trial Authorization Application in European Union (EU).

“INFORMATION” means any information controlled (including Controlled) by either Party during the Term that is necessary for the Research and Development and/or the manufacture and Commercialization. Information may include, but is not limited to: (a) any and all inventions, know-how, developments, Improvements, materials, data, analyses, and the like, regardless of whether the information is stored or transmitted in oral, documentary, or electronic form; and (b) information relating to research and development plans, experiments, results, compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and manufacturing, marketing, financial, regulatory, personnel and other business information and plans, and all scientific, clinical, regulatory, marketing, financial and commercial information or data; in each case, to the extent necessary for the Research and Development and/or the manufacture and Commercialization.

“INVESTIGATIONAL MEDICAL PRODUCT” or “IMP” means a pharmaceutical form of a DP or DS being tested in one or more clinical trials.

“JOINT ARISING IP” means all intellectual property, including Improvements and any and all inventions, patents, copyrights and trademarks and other rights relating thereto, that arises from the joint research and development conducted by Zydus and Pieris, during the Term, under the Plans, as well as during the term of the Prior MTA, and including without limitation, Joint Know-How and Joint Patents, but explicitly excluding (i) Pieris Arising IP & Zydus Arising IP and (ii) Pieris Confidential Information & Zydus Confidential Information and (iii) Pieris Acquired IP & Zydus Acquired IP.

“JOINT KNOW-HOW” means all Information that is created by Zydus and Pieris jointly, during the Term, under the Plans, but specifically excluding (i) Joint Patents and (ii) the Information contained in Joint Patents.

“JOINT PATENTS” mean all Patents disclosing and/or claiming Joint Arising IP, together with the Information contained therein, to be registered by the Parties jointly in the Territory in such manner as stated in Article 10.

“LICENSE” shall have the meaning provided under Article 2.

“MARKETING APPROVAL” means the act of a Regulatory Authority necessary for the Commercialization of a Product for one or more indications in a regulatory jurisdiction in the Territories, including, without limitation, the approval of an NDA by a Regulatory Authority and satisfaction of all applicable regulatory and notification requirements.

“NDA” or “NEW DRUG APPLICATION” means an application or set of applications (and any other required registrations, notifications, forms, amendments or supplements) for a Marketing Approval for a Product and/or pre-market approval to make and commercialize the Product, filed with a Regulatory Authority including, without limitation, all documents, data and other information concerning a pharmaceutical product which are necessary for gaining the Marketing Approval.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“NET SALES” means, with respect to a Product, the gross amount (excluding VAT or excise duty or similar taxes) invoiced by Zydus or Pieris or any of their Affiliates or Sub-licensees to a Third Party that is not a Related Third Party, in the Zydus Territory / Pieris Territory as the case may be, less:

a)	[***];

b)	[***];

c)	[***];

d)	[***];

e)	[***]; and

f)	[***].

Such amount shall be determined from the books and records of Zydus or Pieris or their respective Sublicensees and Affiliates, as the case may be, maintained in accordance with any then-current Internationally-recognized accounting standard [***], in the case of Sublicensees or Affiliates, such similar accounting principles, consistently applied.

“OUTLICENSE” and “OUTLICENSING” shall mean [***] pursuant to a Sub-license in accordance with Article 2.

“PATENT” or “PATENTS” means in respect of a Product: (a) all patent applications (including provisional applications and applications for certificates of invention); (b) all patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming priority from any of the foregoing; (d) all reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (e) all term extensions, supplementary protection certificates and other governmental action beyond the original patent expiration date.

“PERSON” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

“PHASE I TRIAL” means a human clinical trial conducted in healthy volunteers or patients anywhere in the world with a Product in accordance with ICH cGCP guidelines intended to establish an initial safety profile and the pharmacokinetics and/or pharmacodynamics of the Product. Phase I Trials shall include any Phase Ia Trial and any Phase Ib (multiple ascending dose) Trial. In case of Oncology drug development expansion trials of Phase I that can lead to a Phase III approval or Marketing Approval will be considered.

“PHASE II TRIAL” means a human clinical trial conducted in patients anywhere in the world with a Product in accordance with ICH cGCP guidelines and intended to demonstrate efficacy and a level of safety of the Product in the particular indication tested, as well as to determine the unit and/or daily dosage regimen required for testing the Product in the following Phase III Trial. Phase II Trials shall include any Phase IIa Trial and any Phase IIb Trial.

“PHASE III TRIAL” means a human clinical trial conducted in patients anywhere in the world with a Product in accordance with ICH cGCP guidelines and intended to demonstrate efficacy and a level of safety of the Product in the particular indication tested sufficient to obtain the Marketing Approval of the Product from a Regulatory Authority.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“PLAN” means a written plan for the Zydus Activities and Pieris Activities, prepared and approved by the CC and implemented by Zydus and Pieris, respectively, on an ongoing basis. A copy of the initial Plan for the Zydus Activities and Pieris Activities is attached hereto as Schedule 3. Subsequent Plan(s), e.g. for Additional Product(s), will be agreed between the Parties.

“PRODUCT(S)” means [***].

“PRODUCT 1” means an anti-c-Met Anticalin® protein, made using Pieris Technology [***] (herein referred to as PRS-110); provided, however, that Product 1 shall exclude (i) [***] (ii) any PRS-110 drug conjugate and (iii) Additional Product(s) unless explicitly agreed by the Parties.

“ADDITIONAL PRODUCT” means any [***] named by mutual agreement between the Parties after the Effective Date, including the Product 2 which will be named between the Parties pursuant to Section 2(5)(c).

“PRODUCT LAUNCH” means [***].

“PIERIS ACQUIRED IP” means all Information, know-how, intellectual property, including Improvements and any and all inventions, Patents, copyrights and trademarks and other rights, in each case necessary to the Development and/or Commercialization of a Product and over which Pieris acquires Control during the Term.

“PIERIS ACTIVITIES” means the activities undertaken by Pieris under the Plans in relation to (i) the Research, Development, manufacture and Commercialization of a Product in the Pieris Territory pursuant to the terms of this Agreement and (ii) its obligations in respect of the grant of the License and as stated in Article 3 and Schedule 3 herein.

“PIERIS ARISING IP” means all intellectual property, including Improvements and any Information, inventions and Patents relating thereto, [***], during the Term, under the Plans, as well as during the term of the Prior MTA.

“PIERIS CONFIDENTIAL INFORMATION” means all Pieris Rights and all Information disclosed or provided by, or on behalf of, Pieris to Zydus in connection with this Agreement, whether by letter or by the use of an appropriate proprietary stamp or legend. Notwithstanding the foregoing, Information which is orally or visually disclosed, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Pieris Confidential Information if Pieris, within [***] days after such disclosure, delivers to Zydus a written document or documents describing such Confidential Information and referencing the place and date of such oral, visual or written disclosure.

“PIERIS KNOW-HOW” means (i) all Information that Pieris Controls as of the Effective Date relating to a Product and (ii) Pieris materials, in each case as is necessary to enable Zydus to conduct the Zydus Activities or exercise/use the License granted hereunder. Pieris Know-How does not include the Pieris Patents.

“PIERIS PATENTS” means all Patents Controlled by Pieris as of the Effective Date that are necessary to enable Zydus to conduct the Zydus Activities or exercise/use the License granted hereunder, together with the Information contained therein.

“REVENUES” means [***]. Notwithstanding the foregoing, “Revenues” shall not include any payments that constitute: (a) [***]; (b) [***]; (c) [***]; (d) [***]; and (e) [***].

“PIERIS RIGHTS” means Pieris Patents and Pieris Know-How.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“PIERIS TERRITORY” means [***].

“PRIOR CDA” means the Mutual Confidential Disclosure Agreement, made on [***], by and between the Parties.

“PRIOR MTA” means the Material Transfer Agreement, made on [***], by and between the Parties, wherein Pieris and Zydus have agreed that Zydus shall conduct Research Program as set forth in Exhibit B attached to the Original Agreement.

“RECIPIENT” means the Party receiving the Confidential Information from the other Party.

“REGULATORY AUTHORITY” means, in a particular country or geographical region (each, hereafter, is a regulatory jurisdiction), any applicable Governmental Authority involved in granting Marketing Approvals and/or to the extent required in such country or region, pricing approval of a Product in such country or region, including without limitation: (a) in India, the ICMR (Indian Council of Medical Research), DCGI, CDSCO (Central Drugs Standard Control Organization), and any other applicable Governmental Authority in India having jurisdiction over such Product, and any successor Governmental Authority having substantially the same function; (b) in the U.S., the FDA, and any other applicable Governmental Authority in the U.S. having jurisdiction over such Product; and (c) any foreign equivalent of (a) or (b), such as in EU, the EMA.

“REGULATORY LAW” means any applicable statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority governing the Development, import, export, manufacture or distribution of a Product (including, without limitation, Marketing Approvals) together with any rules and regulations promulgated thereunder.

“REGULATORY MATERIALS” means any regulatory applications, submissions, notifications, registrations, approvals and/or other filings made to or with a Regulatory Authority that may be necessary or reasonably desirable to research, develop, make, have made, use, sell, have sold, offer for sale and import/export Product, and shall include without limitation, NDAs and IND Applications or their equivalents in other jurisdictions.

“REGULATORY SUBMISSION” means the submission by either Party or any of its Affiliates or Sublicensees of Regulatory Materials to a Regulatory Authority for the purpose of seeking relevant or required approvals for a Product Launch including the Marketing Approval.

“RESEARCH” means any and all activities undertaken under the Plans with respect to the research and pre-clinical evaluation of compounds for the Development of a Product.

“RELATED THIRD PARTY” means any Third Party [***].

“SUBLICENSEE” means any Third Party to which either Party grants any right to make, have made, use, sell, have sold, offer for sale and/or import/export Product in accordance with Article 2. For the avoidance of doubt, a [***].

“TERM” has the meaning provided in Section 11(1).

“TERRITORY” shall mean the Pieris Territory or the Zydus Territory, as applicable.

“TERRITORIES” shall mean both the Pieris Territory and the Zydus Territory.

“THIRD PARTY” means any Person other than Pieris or Zydus and their respective Affiliates.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“TIMELINES” means those timelines to be met by Zydus or Pieris in relation to Zydus Activities or Pieris Activities (as applicable) as set forth in Schedule 3 hereto, as may be agreed, updated and amended between the Parties. [***].

“ZYDUS ACQUIRED IP” means all Information, know-how, intellectual property, including Improvements and any and all inventions, Patents, copyrights and trademarks and other rights, in each case necessary to the Development and/or Commercialization of a Product and over which Zydus acquires Control during the Term.

“ZYDUS ACTIVITIES” means the activities undertaken by Zydus hereunder in relation to (i) the Research, Development, manufacture and Commercialization in the Zydus Territory pursuant to the terms of this Agreement and (ii) its obligations in respect of the grant of the License and as stated in Article 3 and Schedule 3 herein.

“ZYDUS ARISING IP” means all intellectual property, including Improvements and any Information, inventions and Patents [***], during the Term, under the Plans, as well as during the term of the Prior MTA.

“ZYDUS CONFIDENTIAL INFORMATION” means all Zydus Rights and all Information disclosed or provided by, or on behalf of, Zydus to Pieris in connection with this Agreement, whether by letter or by the use of an appropriate proprietary stamp or legend. Notwithstanding the foregoing, Information which is orally or visually disclosed, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Zydus Confidential Information if Zydus, within [***] days after such disclosure, delivers to Pieris a written document or documents describing such Confidential Information and referencing the place and date of such oral, visual or written disclosure.

“ZYDUS KNOW-HOW” means all Information that Zydus Controls as of the Effective Date relating to a Product, necessary to enable Pieris to conduct the Pieris Activities or exercise/use the License granted hereunder. Zydus Know-How does not include the Zydus Patents.

“ZYDUS PATENTS” means all Patents Controlled by Zydus as of the Effective Date that are necessary to enable Pieris to conduct the Pieris Activities or exercise/use the License granted hereunder, together with the Information contained therein.

“ZYDUS RIGHTS” means Zydus Patents and Zydus Know-How.

“ZYDUS TERRITORY” means all regions/countries set forth in Schedule 4 attached hereto.

ARTICLE 2

THE LICENSE

1) LICENSE GRANTS

a) Subject to the terms and conditions of this Agreement such as Section 2(5) and Article 4, Pieris hereby grants to Zydus (a) an exclusive [***] royalty-bearing license under the Pieris Rights, the Pieris Arising IP, the Pieris Acquired IP and Pieris’ interests in the Joint Arising IP and the Joint Patents, with the right to grant sublicenses to Sublicensees, to use, have used, sell, have sold, offer for sale and import/export Product in the Zydus Territory in the Field; (b) a [***] license under the Pieris Rights, the Pieris Arising IP, the Pieris Acquired IP and Pieris’ interests in the Joint Arising IP and the Joint Patents, with the right to grant sublicenses to Sublicensees, (i) to research, develop, make or have made a Product (including, without limitation, the DP or DS thereof) in the Zydus Territory in the Field, by itself or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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through an Affiliate or a Third Party; and (ii) to conduct Research and/or Development and manufacture of a Product (including, without limitation, the DP or DS thereof), by itself or through an Affiliate or a Third Party, in the Pieris Territory in the Field so long as such activities are solely in support of Development and/or Commercialization in the Zydus Territory in the Field; and (iii) a [***], [***] license under the Pieris Arising IP and Pieris’ interests in the Joint Arising IP, with the right to grant sublicenses, to exploit Zydus’ know-how and intellectual property available at Zydus before the Effective Date in a manner consistent with the terms and conditions of this Agreement such as Subsections (a) and (b) above as well as Section 2(4).

b) Subject to the terms and conditions of this Agreement such as Section 2(5) and Article 4, Zydus hereby grants to Pieris (a) [***] license under the Zydus Rights, the Zydus Arising IP, the Zydus Acquired IP and Zydus’ interests in the Joint Arising IP and the Joint Patents, with the right to grant sublicenses to Sublicensees, to use, have used, sell, have sold, offer for sale and import/export Product in the Pieris Territory in the Field; (b) a [***] license under the Zydus Rights, the Zydus Arising IP, the Zydus Acquired IP and Zydus’ interests in the Joint Arising IP and the Joint Patents, with the right to grant sublicenses to Sublicenses, but subject to Section 5(2), (i) to research, develop, make or have made a Product (including, without limitation, the DP or DS thereof) in the Pieris Territory in the Field, by itself or through an Affiliate or a Third Party; and (ii) to conduct Research and/or Development and manufacture of a Product (including, without limitation, the DP or DS thereof), by itself or through an Affiliate or a Third Party, in the Zydus Territory in the Field so long as such activities are solely in support of Development and/or Commercialization in the Pieris Territory in the Field; and (iii) a [***] license under the Zydus Arising IP and Zydus’ interests in the Joint Arising IP, with the right to grant sublicenses, to exploit Pieris’ know-how and intellectual property available at Pieris before the Effective Date in a manner consistent with terms and conditions of this Agreement such as Subsections (a) and (b) above Section 2(4), [***].

c) The rights described in the preceding paragraphs of this Section 2(1) are referred as the “License” in this Agreement.

2) Formal Licenses

•	The Parties shall execute such formal licenses in accordance with terms and conditions set out in Section 2(1), whenever such formal licenses are necessary for registration with relevant patent offices and other relevant authorities in particular countries throughout the Territories.

•	Prior to the execution of the formal licenses (if any) referred to in this Section 2(2), the Parties shall so far as possible have the same rights and obligations towards one another as if such licenses had been granted. In the event of any conflict in meaning between any such license and the provisions of this Agreement, the provisions of this Agreement shall prevail wherever possible.

3) NO IMPLIED LICENSES

Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

4) NON-COMPETE

The Parties agree that, during the Term [***], neither Party nor its Affiliate(s) shall, directly or indirectly, (a) sell a Product (including, without limitation, the DP or DS thereof) in the other Party’s Territory in the Field or (b) enable a Third Party to sell the Product (including, without limitation, the DP or DS thereof) in the other Party’s Territory in the Field.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5) COMMERCIALLY REASONABLE EFFORTS

a) Subject to Article 11 and Section 4(4), Zydus shall use Commercially Reasonable Efforts in and take the overall responsibilities for (i) [***] and (ii) [***]. Further, Zydus shall use Commercially Reasonable Efforts [***]. Following [***] and during the Development, Zydus may sublicense the License to a Third Party in accordance with this Article 2, to co-develop the Product with the Third Party within the Zydus Territory, provided, however, that [***].

b) Subject to Article 11 and Section 4(4) and following [***], Pieris shall use Commercially Reasonable Efforts in [***].

c) Subject to Article 11, both Parties shall use Commercially Reasonable Efforts to (i) name the Product 2 through the CC, and (ii) agree on its respective Field and the financial rights and obligations between the Parties with respect to the Product 2; within [***] months after the Effective Date.

ARTICLE 3

ZYDUS ACTIVITIES; PIERIS ACTIVITIES; COORDINATION COMMITTEE.

1) SCOPE OF ZYDUS RESPONSIBILITIES

a) SCOPE. Zydus shall control, be obligated to conduct, and be solely responsible for the Zydus Activities in accordance with the Plans. Zydus shall perform the Zydus Activities with reasonable care and skill. Zydus Activities shall include, without limitation:

i.	Conducting and/or continuing to conduct the Research Program (as defined in the Prior MTA) in accordance with Exhibit B of the Prior MTA, including expressing Product 1 through Pieris Material set out in Schedule 5 attached hereto this Agreement;

ii.	Conducting animal [***] efficacy and toxicology testing necessary for the preparation and filing of IND Applications with the respective local Regulatory Authorities within the Zydus Territory (e.g. the DCGI in India) for a Product, and which testing is acceptable per ICH-GCP guidelines;

iii.	Conducting suitable clinical trials [***] in the Zydus Territory as per ICH-GCP guidelines and conforming to the aforementioned Regulatory Authorities’ requirements for IND Applications. The sample size for conducting clinical trials shall meet said Regulatory Authorities’ requirements, as detailed and agreed by the Parties through the CC.

For avoidance of doubt, [***].

iv.	Conducting clinical trials as per ICH-GCP guidelines and necessary for Marketing Approvals of the Product throughout the Zydus Territory; all aspects of such clinical trials, including but not limited to the trial design and the number of patients enrolled, shall be as detailed and agreed by the Parties through the CC and set forth in the Plans;

v.	Developing and optimizing processes and procedures used to manufacture and formulate the Drug Product to achieve a yield that is sufficient to deliver adequate amounts of Drug Product for Development and Commercialization;

vi.	Production of the Drug Substance for pre-clinical studies throughout the Development in the Zydus Territory per applicable Regulatory Authorities’ requirements;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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vii.	Performance of formulation, fill and finish of the Drug Substance and/or Drug Product and subsequent activities necessary for achieving the yield of Section 3(1)(a)(iv);

viii.	Manufacturing of the Drug Product per ICH-GMP guidelines, and conforming to the Indian Regulatory Authorities’ requirements, for Development and Commercialization and supplying sufficient amounts of Drug Product for the clinical trials in the Zydus Territory as referred in Section 3(1)(a)(iii); and

ix.	Providing data (such as data of clinical trials and CMC data) to Regulatory Authorities within the Territories, when any one of said Authorities so requires from either Party or its Affiliates or Sublicensees.

b) COSTS. Zydus shall be solely responsible for all costs and expenses arising from and/or relating to the Zydus Activities from the Effective Date. Zydus shall also be solely responsible for all Third Party costs and expenses incurred by Zydus and not included in the Plans related to Research, Development and/or Commercialization.

c) INFORMATION DISSEMINATION BY ZYDUS. Zydus shall promptly share with Pieris, and provide Pieris with total access to, all data and reports generated by Zydus during the Term relating to Product, including all such data and reports generated pursuant to this Article 3 and Article 6, all Regulatory Materials, Zydus Arising IP, Joint Arising IP, Zydus Acquired IP, Zydus Know-How, safety data information and other Information generated by Zydus on an “AS IS” basis, for use by Pieris with regard to the Development in the Pieris Territory. For the avoidance of doubt, [***]. Zydus shall fulfill its obligations under this paragraph on at least a semi-annual basis throughout the Term.

2) SCOPE OF PIERIS RESPONSIBILITIES

a) SCOPE. Pieris shall control, be obligated to conduct, and be solely responsible for the Pieris Activities in accordance with the Plans. Pieris shall perform the Pieris Activities with reasonable care and skill. Pieris Activities shall include, without limitation:

i.	Conducting [***] experiments of a Product pursuant to the respective Plan; [***];

ii.	Sharing the data, generated in Subsection (i) above, with Zydus, such as, [***];

iii.	Transferring to Zydus all clones, know-how / technologies for cloning, and upstream-and/or-downstream-process-development know-how, available at Pieris, with respect to the Product;

iv.	Supporting Zydus in developing and optimizing processes and procedures used to manufacture and formulate the Drug Substance and/or the Drug Product; and

v.	Developing (together with Zydus) the clinical and regulatory strategy for the Product in the Zydus territory.

vi.	In case Pieris performs one or more clinical trials itself for a Product, the terms and conditions of this Agreement shall not change.

vii.	Providing then-existing data (such as data of clinical trials and CMC data) to Regulatory Authorities within the Territories, when any one of said Authorities so requires.

b) COSTS. Pieris shall be solely responsible for all costs and expenses arising from and/or relating to the Pieris Activities [***] in the Pieris Territory from the Effective Date. Pieris shall also be solely responsible for all Third Party costs and expenses incurred by Pieris and not included in the Plans related to Research, Development and/or Commercialization.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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c) INFORMATION DISSEMINATION BY PIERIS. Pieris shall share with Zydus and provide (i) upon request of the CC, copies of clinical trial results and stability data for Product in existence as of the Effective Date, and any data, materials, Pieris Arising IP, Joint Arising IP, Pieris Acquired IP, safety data information and other Information generated by Pieris during the Term relating to Product, and (ii) Zydus with access to, and copies of, any technical information relating to Product and in its possession at the Effective Date and which is requested by a Regulatory Authority. The information described in (i) and (ii) of the preceding sentence is for use by Zydus with regard to the Development solely in the Zydus Territory. For the avoidance of doubt, [***].

3) COORDINATION COMMITTEE

(a) Scope and Responsibilities of the CC. For the purpose of open and effective communication between each Party on all ongoing matters with regard to the Zydus Activities and the Pieris Activities, the Parties shall, within [***] days of the Effective Date, establish the CC and hold the first meeting. The purpose of the CC shall be to set the overall strategy for Development of a Product and to monitor and govern the activities of the Parties in relation to Research and Development and the manufacturing and Commercialization, and the CC shall have the following specific responsibilities:

(i) Determination of Additional Product(s), including Product 2;

(ii) Preparation of, and agreement upon, Plans;

(iii) Modification and/or amendment of the Plans;

(iv) Information and data dissemination and provision of detailed progress updates between the Parties related to the Zydus Activities and the Pieris Activities;

(v) Oversight of [***] the Party’s Development, manufacture and Commercialization activities conducted under this Agreement following [***]; and

(vi) Any other matters which the Parties agree, throughout the Term, should be discussed by or decided upon by the CC.

(b) Membership. The CC will be comprised of at least [***] members [***] and the initial membership shall be as set forth in Schedule 2.

(c) Chairmanship. The CC shall appoint a Chairman from among its members. The role of Chairman shall be to convene and preside at meetings of the CC. The Chairmanship shall alternate between a Zydus member of the CC and a Pieris member of the CC, on a semi-annual basis.

(d) Quorum and Decision-Making. The presence of at least [***] shall constitute a quorum for the purpose of consideration and action of the CC. All decisions of the CC shall be unanimous vote, with each Party having one vote. In the event that the CC fails, after good faith efforts, to arrive at a decision, the matter shall be referred to the President or CEO of each Party for resolution except for the situation referred in Section 3(3)(e) below. In the event that the President(s) or CEO(s) cannot resolve the matter within [***] days, the matter may be submitted for Dispute resolution pursuant to Article 12.

(e) In case the CC is unable to reach a consensus, via unanimous vote, on [***], then [***]; provided, however, that [***].

(f) Meetings. The CC shall meet [***] throughout the Term. Such meetings may be in-person, via videoconference or via teleconference. In-person meetings will be held alternately at Zydus’ premises at Ahmedabad, India and Pieris’ premises in Freising, Germany, unless the Parties otherwise agree. Each Party will bear the expenses of its participation in meetings. [***] days prior to each meeting, each Party shall provide written notice to the other Party of agenda items for the meeting, together with appropriate information related thereto. The first CC meeting shall be held within [***] days of the Effective Date. Non-member Authorized Persons of either Party can also attend such meetings.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(g) Minutes. Material information provided or discussed at a CC meeting will be documented and signed by both Parties within [***] days of the end of the meeting. Reasonably detailed written minutes will be kept of all meetings and will reflect, without limitation, material information provided at such meetings. Responsibility for drafting the minutes will be held by the Party that has Chairmanship of the CC at the applicable meeting. The draft minutes are subject to the other Party’s review, comment and/or approval within [***] days of receipt from the drafting Party. Failure by the other Party to provide comments within such [***] day period shall be deemed to be an approval of the applicable draft minutes.

4) INFORMATION MANAGEMENT

The Parties agree to work together to identify methods appropriate for dissemination of information. Subject to the terms of this Agreement, each Party shall ensure that upon reasonable notice, it shall: (i) make its employees and non-employee consultants reasonably available to the other Party on issues in relation to the Development, including, without limitation, on regulatory, scientific, technical and clinical issues; and (ii) allow a reasonable number of appropriately qualified representatives of the other Party to have access to written records, accounts, notes, reports and data relating to the activities hereunder. The CC shall be responsible for arranging such information audit(s) referred in Section 3(5) or other procedures.

5) INFORMATION AUDITS AND SHARING

Pieris may carry out [***] of the facility of Zydus at which the Product(s) are manufactured, as well as the documentation generated in connection with the manufacture and testing of Product(s), including all relevant standard operating procedures. Such audit, which shall typically last no longer than [***] days, will take place during regular business hours and upon no less than four (4) weeks’ prior written notice by Pieris. In addition, Pieris shall be entitled to perform additional for cause audits upon [***] days’ prior written notice, including without limitation in the event of (i) any documented [***] regarding the Product(s) or the process of making the Product(s) (for example but not limited to [***] or (ii) any [***] during a Regulatory Authority’s inspection or audit where such inspection or audit relates to the Product(s) or the process of making the Product(s); and Zydus shall immediately share with Pieris any and all findings during a Regulatory Authority’s inspection or audit where such inspection or audit relates to the Product(s) or the process of making the Product(s). All audits mentioned above will be carried out by Pieris at Pieris’ own costs but free of charge to Zydus. Notwithstanding the foregoing, [***].

6) DEBARMENT

In the course of the Development of Products, neither Party shall use, during the Term, any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority;

ARTICLE 4

CONTINUED DEVELOPMENT AND COMMERCIALIZATION

1) [***]

The Zydus Activities and the Pieris Activities are intended to progress the clinical Development of each Product through the [***] conducted by Zydus in the Zydus Territory pursuant to the respective Plan, including, without limitation, [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2) CONTINUED ACTIVITIES IN A PARTY’S TERRITORY

(a) [***], (i) [***] and (ii) [***]. In addition, the Parties may elect to co-develop such Product [***] by mutual agreement. If both Parties elect to co-develop a Product, then the resulting ownership share shall be as the Parties mutually agree in a separate agreement. During the Term, each Development Party shall share all data generated in the continued Development of a Product in its Territory with the non-Development Party, so long as neither Party has opted out under Section 4(4).

(b)	If, [***] Pieris has not, [***], then Pieris shall [***]. If [***], or if [***], then [***].

3) CONTINUED DEVELOPMENT IN PORTIONS OF THE PIERIS TERRITORY [***]

[***], if Pieris [***], Pieris shall promptly notify Zydus [***] and shall [***], wherein [***] will agree that (i) [***]; (ii) [***]. For the avoidance of doubt, [***]. For the avoidance of doubt, [***] under this Agreement [***].

4) OPT-OUT OF DEVELOPMENT BY A PARTY IN ITS TERRITORY

(a) [***], either Party shall be permitted to discontinue the Development and/or Commercialization of a Product and inform the other Party about such discontinuation pursuant to Section 13(3), in which case the other Party shall have the right to elect, by notifying the first Party pursuant to Section 13(3), to continue the Development and/or Commercialization of the Product and shall be designated as the sole-continuing Party for such Product. In case the other Party does so elect, it [***]. The Party ceasing to continue the Development and/or Commercialization of the Product (the “Opt-Out Party”) shall [***] the Party continuing such Development and/or Commercialization (the “Continuing Party”). Further, the License granted by the Continuing Party to the Opt-Out Party hereunder shall terminate concurrently, and the License granted by the Opt-Out Party to the Continuing Party hereunder shall survive such termination and remain in effect, subject to the terms and conditions of this Agreement applicable thereto.

(b) Notwithstanding Article 7, the Opt-Out Party shall [***] in relation to [***] as follows:

(i) if the Continuing Party [***], the Continuing Party will [***] in accordance with Section [***]; provided, however, that [***] as mentioned in Section [***];

(ii) if the Continuing Party [***], the Continuing Party will [***] in accordance with Section [***];

(iii) if the Continuing [***], the Continuing Party will [***]; provided, however, that [***] as mentioned in Section [***]; and/or

(iv) if the Continuing Party [***], the Continuing Party [***] in accordance with Section [***].

(c) The Parties agree that the Opt-Out Party will be notified once [***]. For the avoidance of doubt, [***].

(d) [***] of same nature, related to [***] shall be agreed between the Parties in good faith [***].

5) OUTLICENSING

(a) Except where Pieris opts out under Section 4(4), Pieris [***]. Terms of the Outlicensing agreement shall [***]. Pieris will keep Zydus regularly informed of the progress of any Outlicensing in the Pieris Territory through regular reports to the CC. Zydus [***]. During the term, Pieris may Outlicense the Product in the Zydus Territory in case Zydus, during the Term, opts out under Section 4(4).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Zydus will, at Pieris’ request, cooperate in the preparation of such information and materials, participate in such presentations, due diligence procedures and other meetings and otherwise contribute toward such efforts as may be required to negotiate and complete any such Outlicensing in the Pieris Territory. Zydus shall grant such licenses and other rights to, and cooperate with, such Sublicensee as reasonably necessary to enable the Sublicensee to further develop and commercialize the Product in the Pieris territory and in the applicable Filed.

(c) Payments by Pieris to Zydus in connection with [***] shall be made [***].

(d) During the Term [***] Territory, Zydus may Outlicense a Product [***], except where Zydus opts out under Section 4(4). During the Term, Zydus may Outlicense the Product in the Pieris Territory in case Pieris opts out under Section 4(4).

(e) Nothing in this Agreement shall [***].

(f) Each Party will decide the procedures for Outlicensing the Product(s) in its respective Territory. Within [***] days of [***] related to a Product in [***], in each case within the one Party’s Territory, that Party shall [***]. Any [***] shall be considered part of the providing Party’s Confidential Information.

6) OUTLICENSING RESTRICTIONS

Neither Party shall contact Third Parties to discuss any potential Outlicenses other than such Outlicenses as are permitted pursuant to Section 4(5). During the Term, each Party shall notify the other Party of any unsolicited contacts from Third Parties that relate to any potential Outlicenses, except for such Outlicenses as are permitted pursuant to Section 4(5).

ARTICLE 5

MANUFACTURING

1) MANUFACTURING OF PRODUCT BY ZYDUS IN THE ZYDUS TERRITORY

For the avoidance of doubt, [***], [***].

2) MANUFACTURING AND SUPPLY AGREEMENT FOR THE PIERIS TERRITORY

Subject to Section [***], [***]. Notwithstanding the foregoing, [***], if [***],

Zydus shall use Commercially Reasonable Efforts and negotiate in good faith, with Pieris, its Affiliates, its Sublicensees and/or its successor-in-interest, the manufacturing and supply terms for the Product (including the API thereof), to be undertaken at Zydus’ facilities, which shall be reflected in a definitive manufacturing and supply agreement (the “Manufacturing and Supply Agreement”) containing customary terms and conditions of a contract manufacture and supply agreement, with the objective that Zydus is the world-wide supplier of the Product (including the API thereof). Notwithstanding the foregoing, [***].

[***] Notwithstanding the foregoing, [***], [***], provided, however, that the Third Party must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 8. [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 6

REGULATORY

1) GENERAL

Pieris and Zydus, respectively, shall assume sole responsibility for the preparation, submission and maintenance of Regulatory Materials and for seeking Marketing Approvals in the Pieris Territory and the Zydus Territory, respectively. Such responsibilities shall include seeking necessary approvals from Regulatory Authorities for any label, labeling, package inserts and packaging, samples and promotional materials to be used in their respective Territory for Product and continuing relations with, and responding to inquiries and other communications of, applicable Regulatory Authorities.

2) REGULATORY MATERIALS.

All Regulatory and Marketing Approvals in the Zydus Territory and the Pieris Territory, respectively, shall be held in the respective name of, and shall be owned by, the respective Party. A Party shall consult with the other Party in its preparation of Regulatory Materials and in relation to any Regulatory Submission, and shall keep each other fully informed of any Regulatory Authority review, and approval of Regulatory Materials filings and Regulatory Submission in their respective Territory. Each Party shall be entitled to integrate data within the other Party’s Control into its Regulatory Materials and, pursuant to the terms of this Agreement, shall have full access to the manufacturing data within the other Party’s Control to assist with preparation of its Regulatory Materials. Neither Party shall file any Regulatory Materials with any Regulatory Authority without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed in light of the intent and purposes of this Agreement.

3) GENERAL REGULATORY ASSISTANCE AND ACCESS TO REGULATORY INFORMATION.

Each Party will cooperate and provide the other Party with all Information and assistance reasonably necessary for such other Party to carry out and comply with any regulatory obligations or requirements of Regulatory Authorities for each Product in connection with the Research and/or Development and/or the manufacture and/or Commercialization in such other Party’s Territory to the extent contemplated under the terms and intent of this Agreement, including, without limitation, providing such Information and assistance to such other Party as is necessary for such other Party to: (i) submit, obtain, maintain and update Regulatory Material for each Product with Regulatory Authorities in such other Party’s regulatory jurisdiction (including, without limitation, sharing clinical data, pre-clinical data, Development data, manufacturing data, and notes and documents related to discussions with Regulatory Authorities in connection with such Regulatory Material); (ii) submit or file promotional materials with Regulatory Authorities in connection with the Products in the other Party’s regulatory jurisdiction; and (iii) comply with any other requirements of Regulatory Authorities in connection with the Products in the other Party’s regulatory jurisdiction.

ARTICLE 7

PAYMENTS, TERM AND FINANCIAL REPORTING

1) PAYMENTS [***]

a) DEVELOPMENT MILESTONE PAYMENTS [***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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To the extent [***], Zydus shall pay to Pieris milestone payments in accordance with the following schedule and amounts:

Stage	Amount (USD)
[***]	$	[***]

b) DEVELOPMENT MILESTONE PAYMENTS [***]

To the extent [***], Pieris shall pay to Zydus milestone payments in accordance with the following schedule and amounts:

Event	Amount (USD)
[***]	$	[***]0
[***]	$	[***]

2) [***]

If [***], Pieris shall share the Revenue with Zydus in accordance with [***] as stipulated below:

Development Phase in the Zydus Territory by Zydus	Pieris	Zydus
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Pieris agrees that if [***], then Pieris shall share [***] of such [***] Revenue with Zydus. If [***], then Pieris and Zydus shall [***].

Pieris agrees to promptly notify Zydus [***], to provide a reasonable amount of time for an audit set forth in this [***]. For the avoidance of doubt, [***].

(B) [***]

Upon and following [***], Revenue [***] in [***] shall be shared between the Parties in the following proportion:

Pieris	Zydus
[***]	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Zydus agrees to promptly notify Pieris [***].

3) ROYALTY OBLIGATIONS.

a) ROYALTY PAYABLE TO PIERIS

For [***], except [***], Zydus shall pay Pieris a [***] tiered royalty as described in Section 7(3)(c) on all Net Sales sold by Zydus and its Affiliates (x) in the Zydus Territory [***], or (y) in the Pieris Territory, in case Pieris opts out and Zydus elects to continue under Section 4(4); provided, however, that, in the Pieris Territory, the [***]% tiered royalty will [***]. All royalty payments due under this Section 7(3)(a) (“Zydus’ Royalty Obligation”) shall be made on a quarterly basis (i.e., within thirty (30) days after 31st March, 30th June, and 30th September and 31st December). For clarity, [***].

b) ROYALTY PAYABLE TO ZYDUS

For [***], except [***], [***], Pieris shall pay Zydus a [***]% tiered royalty as described in Section 7(3)(c) on all Net Sales sold by Pieris and its Affiliates (x) in the Pieris Territory [***], or (y) in the Zydus Territory, in case Zydus opts out and Pieris elects to continue under Section 4(4); provided, however, that, in the Pieris Territory, the [***] tiered royalty will [***]. All royalty payments due under this Section 7(3)(b) (“Pieris’ Royalty Obligation”) shall be made on a quarterly basis (i.e,. within thirty (30) days after 31st March, 30th June, and 30th September and 31st December). For clarity, [***].

c) TIERED ROYALTY RATES

Net-Sales (USD)	Royalty rate
[***]	[***]	%
[***]	[***]	%
[***]	[***]	%

4) PAYMENT CONDITIONS.

The payment obligation of the Parties hereunder shall accrue as and when a Party or its respective Affiliates (as applicable) first receives any such amounts that bear (i) the Royalty Obligations on Net Sales set forth in Section 7(3) or (ii) the Revenue Obligations set forth in Section 7(1) ((i) and (ii) as applicable), respectively (each a “Payment Obligation”). Notwithstanding the foregoing, the Payment Obligation of one Party shall be subject to the following conditions, as may be applicable:

a)	[***];

b)	[***];

c)	[***];

d)	[***].

e)	[***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5) PAYMENT TERM. One Party’s Royalty Obligation under Section 7(3) will terminate upon the date which is the later of: (i) [***]; or (ii) [***] provided that, [***].

6) REPORTS. Following (x) the accrual of a Party’s payment obligations arising from Sections 7(1), 7(2) and/or 7(3) above (hereafter “Payment Obligations”) and (y) until this Agreement expires or is terminated under Article 11 (the duration between (x) and (y) is hereafter referred as the “Reporting Period”), such Party, on behalf of itself, its Affiliates and Sublicensees, shall furnish to the other Party a written report on [***] basis [***], accounting for the Net Sales of the Product subject to royalty obligations sold by it and/or its Affiliates in its Territory during the Reporting Period and any Pieris Revenue or Zydus Revenue, as the case may be, subject to the Payment Obligations, received by it and/or its Affiliates during the Reporting Period, and detailing the Payment Obligations under this Agreement. Each such report shall state, separately for such Party and each Affiliate, the number, description, and aggregate Pieris Revenues or Zydus Revenues, as the case may be, and aggregate Net Sales, on a [***] basis during the calendar quarter during which a Payment Obligation is payable. The reports required pursuant to this Section 7(6) shall be provided to the other Party contemporaneously with the payment of the Payments Obligations hereunder. All sums due under this Agreement shall be made by the due date, failing which a Party may charge the other Party interest on any outstanding amount on a [***] basis at a rate [***].

7) MAINTENANCE OF RECORDS. The Parties shall keep and maintain (and cause to be kept and maintained) complete and accurate records of the Net Sales and Pieris Revenues and Zydus Revenues, as the case may be, by such Party and/or their respective Affiliates and Sublicensees. The Parties shall retain such records for [***] years after the close of any Calendar Year.

8) FINANCIAL AUDITS.

(a) Upon [***] days’ prior written notice, no more frequently than [***] in each period of [***] months and no later than [***] years following the applicable period of time, an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to the Parties, at the expense of the Party initiating such request, shall have access during normal business hours to such of the records of the other Party and its Affiliates, as applicable, as may be reasonably necessary to verify the accuracy of the Revenue/royalty reports (as applicable) hereunder in relation to Net Sales as applicable, and any royalties or other payments due thereon. The accounting firm shall be under a duty to keep confidential any other information obtained from such reports. Each Party shall cooperate with the audit. The results of any audit shall be shared by the auditing Party with the audited Party. The fees charged by such accounting firm shall be paid by the Party initiating such request; provided, however, that if there is a discrepancy of an underpayment of more than [***] in the Royalty/Revenue amounts, the Party initiating the request may (i) charge the other Party interest on any outstanding amount on a [***] basis at a rate equivalent to [***], and (ii) [***].

(b) If such accounting firm concludes that additional payments were owed during such period, the Party so owing the payment shall pay the additional payments within [***] days of the date the other Party delivers to the Party owing the payment, such accounting firm’s written report so correctly concluding; provided, however, that [***], [***].

(c) Each Party shall include in each sublicence granted by it pursuant to this Agreement a provision requiring its respective Sublicensees to make reports to it, to keep and maintain records of sales made pursuant to such sublicence and to grant access and audit rights to such records by the mutually selected independent accountant.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(d) The Parties shall treat all financial information subject to review under this Article 7 or under any sublicence agreement, in accordance with the confidentiality provisions of this Agreement, and shall cause the accounting firm to enter into a reasonably acceptable confidentiality agreement with the concerned Party obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

9) PAYMENT CURRENCY AND EXCHANGE RATE. All payments to be made by either Party to the other Party under this Agreement shall be made in U.S. dollars (USD) and shall be paid by bank wire transfer to such bank account designated in writing by the other Party from time to time. In the case of sales/revenues which are invoiced/recorded in a foreign currency exchange, conversion of such sales into USD will be made on a [***] basis and shall be made at the rate of exchange [***].

10) INCOME TAX WITHHOLDING. Where any sum due to be paid to Pieris/Zydus (as applicable) hereunder shall be subject to any withholding tax, the Parties shall use all reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable taxation treaty or agreement. In the event there is no applicable taxation treaty or agreement, or if an applicable taxation treaty or agreement reduces but does not eliminate such withholding or similar tax, the concerned Party shall pay such withholding or similar tax to the appropriate Governmental Authority, deduct the amount paid from the amount due to Pieris/Zydus (as applicable), and secure and send to Pieris/Zydus (as applicable) the best available evidence of such payment sufficient to enable Pieris/Zydus (as applicable) to obtain a deduction for such withheld taxes or obtain a refund thereof including, without limitation, when received, a copy of the official tax receipt evidencing payment of such tax to the appropriate taxing authority.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

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ARTICLE 8

CONFIDENTIALITY

1) CONFIDENTIALITY

Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Recipient agrees that, for the Term and for [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the Discloser pursuant to this Agreement except for that portion of such Information that the Recipient can demonstrate by competent written proof:

(a) was already known to the Recipient or any of its Affiliates, other than under an obligation of confidentiality to the Disclosing Party, at the time of disclosure by the Discloser;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Recipient;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Recipient in breach of this Agreement;

(d) is subsequently disclosed to the Recipient or any of its Affiliates by a Third Party without obligations of confidentiality to the Discloser with respect thereto; or

(e) is subsequently independently discovered or developed by the Recipient or its Affiliate without the aid, application, or use of Confidential Information of the Discloser.

2) AUTHORIZED DISCLOSURE

Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a) filing or prosecuting Patents in accordance with Article 10;

(b) subject to Section 8(3), regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the FDA, as necessary for the Development or Commercialization, as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;

(c) prosecuting or defending litigation;

(d) complying with Applicable Law, including regulations promulgated by securities exchanges;

(e) subject to Section 8(3), complying with Applicable Laws, including regulations promulgated by securities exchanges;

(f) disclosure to its Affiliates, Authorized Persons, independent contractors, licensors and any Sublicensees (including prospective Sublicensees), but only on a need-to-know basis and solely in connection with the performance of this Agreement, provided that each aforementioned disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 8 prior to any such disclosure;

(g) disclosure of the material terms of this Agreement to any bona fide potential or actual investor, stockholder, investment banker, acquirer, merger partner or other potential or actual financial partner; provided that each aforementioned disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 8 prior to any such disclosure;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(h) disclosure of the stage of Development of Products under this Agreement to any bona fide potential or actual investor, stockholder, investment banker, acquirer, merger partner or other potential or actual financial partner; provided that each aforementioned disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 8 prior to any such disclosure;

(i) disclosure of any blinded data generated under this Agreement to any bona fide potential or actual investor, stockholder, investment banker, acquirer, merger partner or other potential or actual financial partner; provided that each aforementioned disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Article 8 prior to any such disclosure; and

(j) disclosure pursuant to Section 5(3)).

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 8(2)(a), 8(2)(b), 8(2)(c) or 8(2)(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

3) PUBLICITY; TERMS OF AGREEMENT

(a) The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, only subject to the special authorized disclosure provisions set forth in Section 8(2) and this Section 8(3). The Parties agree to make a joint public announcement of the execution of this Agreement substantially in the form of the press release attached as Schedule 6 on or after the Effective Date.

(b) After issuance of such joint press release, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld in light of the intent and purposes of this Agreement, except that in the case of a press release or governmental filing required by Applicable Laws (where reasonably advised by the disclosing Party’s counsel), the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor. A Party commenting on such a proposed press release shall provide its comments, if any, within [***] days (or within three (3) business days in the event that one Party (or its Affiliate) is a public reporting company) after receiving the press release for review and the other Party shall give good faith consideration to same. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that have previously been publicly disclosed by such Party, or by the other Party, in accordance with this Section 8(3). For clarity, [***].

(c) The Parties acknowledge that either or both Parties may be obligated to file under Applicable Laws a copy of this Agreement with the Government Authorities of country where each Party is domiciled or has a public listing. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of at least the financial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment not less than five (5) Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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to the filing thereof), and shall reasonably consider the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed, and shall only disclose Confidential Information which it is advised by counsel or the applicable Governmental Authority is legally required to be disclosed. No such notice shall be required under this Section 8(3)(c) if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.

(d) Each Party shall require each of its Affiliates and private investors to which Confidential Information of the other Party is disclosed as permitted hereunder to comply with the covenants and restrictions set forth in this Article 8 as if each such Affiliate and each such investor were a Party to this Agreement and shall be fully responsible for any breach of such covenants and restrictions by any such Affiliate or investor.

4) PUBLICATIONS

(a) Neither Party shall publicly present or publish results of studies carried out under this Agreement (each such presentation or publication a “Publication”) without the opportunity for prior review by the other Party, except to the extent otherwise required by Applicable Law, in which case Section 8(3) shall apply with respect to disclosures required by the SEC and/or for regulatory filings. The submitting Party shall provide the other Party the opportunity to review any proposed Publication at least [***] days prior to the earlier of its presentation or intended submission for publication. The submitting Party agrees, upon request by the other Party, not to submit or present any Publication until the other Party has had [***] days to comment on any material in such Publication. The submitting Party shall consider the comments of the other Party in good faith, but will retain the sole authority to submit the manuscript for Publication; provided that the submitting Party agrees to delay such Publication as necessary to enable the Parties to file a Patent if such Publication might adversely affect such Patent. The submitting Party shall provide the other Party a copy of the Publication at the time of the submission or presentation. Notwithstanding the foregoing, Zydus shall not have the right to publish or present Pieris’ Confidential Information without Pieris’ prior written consent, and Pieris shall not have the right to publish or present Zydus’ Confidential Information without Zydus’ prior written consent. Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate.

(b) Nothing contained in this Section 8(4) shall prohibit the inclusion of information in a patent application claiming, and in furtherance of, the manufacture, use, sale or formulation of a Product, provided that the non-filing Party is given a reasonable opportunity to review, comment upon and/or approve the information to be included prior to submission of such patent application, where and to the extent required by Article 10 hereof.

(c) Notwithstanding Article 10, the Parties recognize that independent investigators have been engaged, and will be engaged in the future, to conduct clinical trials of Products. The Parties recognize that such investigators operate in an academic environment and may release information regarding such studies in a manner consistent with academic standards; provided that each Party will use reasonable efforts (e.g. through contractual relationship with said investigators) to prevent publication prior to the filing of relevant patent applications and to ensure that no Confidential Information of either Party is disclosed.

5) TERMINATION OF PRIOR CDA AND PRIOR MTA.

This Agreement terminates, as of the Effective Date, the Prior CDA as well as the Prior MTA. All Information exchanged between the Parties under the Prior CDA as well as the Prior MTA and/or obtained by either Party under the Prior MTA shall be deemed Confidential Information of the corresponding Party under this Agreement and shall be subject to the terms of this Article 8.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 9

WARRANTIES AND INDEMNITIES

1) PIERIS WARRANTIES

Pieris warrants, represents and undertakes to Zydus that, to the best of Pieris’ knowledge, on and before the Effective Date:

I.	It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;

II.	It has the full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. It has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Pieris, and constitutes a legal, valid, and binding obligation of Pieris that is enforceable against it in accordance with its terms;

III.	It is not a party to any agreement, outstanding order, judgment or decree of any court or Governmental Authority that would prevent it from granting the rights granted to Zydus under this Agreement or performing its obligations under this Agreement;

IV.	It has not, and will not, after the Effective Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to Zydus hereunder;

V.	Pieris is [***].

VI.	Schedule 1 contains a complete listing of all Pieris Patents [***] as of the Effective Date;

VII.	Pieris has sufficient legal and/or beneficial title, ownership or license under the Pieris Rights to grant the licenses to Zydus as purported to be granted pursuant to this Agreement; and

VIII.	There are no written allegations or pending proceedings which assert that the Development, use or sale of a Product infringes or will infringe Third Party rights or which challenge the validity or enforceability of the Pieris Patents.

2) ZYDUS WARRANTIES

Zydus warrants, represents and undertakes to Pieris that, to the best of Zydus’ knowledge, as of the Effective Date:

I.	It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;

II.

It has the full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder. It has taken all necessary corporate action on its part required to

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Zydus, and constitutes a legal, valid, and binding obligation of Zydus that is enforceable against it in accordance with its terms;

III.	It is not a party to any agreement, outstanding order, judgment or decree of any court or Governmental Authority that would prevent it from granting the rights granted to Pieris under this Agreement or performing its obligations under this Agreement;

IV.	It has not, and will not, after the Effective Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to Pieris hereunder;

V.	it is the exclusive legal and beneficial owner of all rights, title and interest in the Zydus Rights, and there are no liens, encumbrances or other charges over any of them;

VI.	Zydus [***]upon the terms and conditions of this Agreement [***] under this Agreement;

VII.	Zydus will perform its obligations hereunder with reasonable care and skill;

VIII.	there are no written allegations or claims that Zydus is not entitled to the Zydus Rights;

IX.	it shall make a full and complete disclosure to Pieris of all Zydus relationships with Third Parties which may affect Pieris’ complete exercise of rights under this Agreement;

X.	in the event of Zydus becoming aware of any information which might affect its ability to give the warranties and representations set out above it shall promptly notify Pieris.

3) MUTUAL INDEMNIFICATION

a) ZYDUS’ OBLIGATION. Zydus will defend, indemnify, and hold harmless Pieris from and against any and all liabilities, damages, losses, penalties, fines, costs, interest, and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Damages”), direct or indirect, arising from or occurring as a result of (i) a Third Party’s claim, action, suit, judgment, or settlement against Pieris (collectively, “Claims”, and each a “Claim”) arising out of the Development, preclinical and clinical testing, manufacture, distribution, Commercialization and/or use (including but not limited to product liability claims and claims for infringement of any Third Party intellectual property rights) of any Product, done by Zydus, its Affiliates or Sublicensees, or (ii) any breach by Zydus of an obligation, agreement, condition, covenant, representation, or warranty of Zydus under this Agreement; provided, however, that Zydus will not be obligated to indemnify or hold harmless Pieris from Damages under (i) and (ii) above to the extent that such Damages have resulted from (i) the grossly negligent (or more culpable e.g. willful) act or omission of Pieris or (ii) any breach by Pieris of an obligation, agreement, condition, covenant, representation, or warranty of Pieris under this Agreement or (iii) Pieris’ Rights or Joint Arising IP.

b)

PIERIS’ OBLIGATION. Pieris will defend, indemnify, and hold harmless Zydus from and against any and all liabilities, damages, losses, penalties, fines, costs, interest, and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Damages”), direct or indirect, arising from or occurring as a result of (i) a Third Party’s claim, action, suit, judgment, or settlement against Zydus (collectively, “Claims” and each a “Claim”)) arising out of the Development, preclinical and clinical testing, manufacture, distribution, Commercialization and/or use (including but not limited to product liability claims and claims for infringement of any Third Party intellectual property rights) of any Product, done by Pieris, its Affiliates or Sublicensees, or (ii) any breach by Pieris of an obligation, agreement, condition, covenant, representation, or warranty of Pieris

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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under this Agreement; provided, however, that Pieris will not be obligated to indemnify or hold harmless Zydus from Damages under (i) and (ii) above to the extent that such Damages have resulted from (i) the grossly negligent (or more culpable e.g. willful) act or omission of Zydus or (ii) any breach by Zydus of an obligation, agreement, condition, covenant, representation, or warranty of Zydus under this Agreement or (iii) Zydus’ Rights or Joint Arising IP.

c)	INDEMNIFICATION PROCEDURE. Notwithstanding foregoing, Section 9(3)(a) or Section 9(3)(b) will not apply, unless the following (i), (ii) (iii) and (iv) are all satisfied: (i) when the respective Party (the “Indemnitee”) seeks indemnification from the other Party (the “Indemnitor”) with respect to any Claim, the Indemnitee shall provide written notice of the Claim to the Indemnitor as soon as reasonably practicable upon becoming aware of the Claim; (ii) the Indemnitor shall be entitled, but shall not be obligated, to participate in or assume the defence of the Claim; provided, however, that if the defence is assumed, the Indemnitor shall, through legal representative chosen by it at its cost, act reasonably, and the Indemnitee shall also have the right, but not the obligation, to employ separate legal representative, in which event the fees and expenses of such second legal representative shall be borne by the Indemnitee; (iii) the Indemnitee shall reasonably cooperate with the Indemnitor and its legal representative in the investigation or defence of such Claim; (iv) no Claim may be settled by the Indemnitor without the prior written consent of the Indemnitee.

4) LIMITATION OF LIABILITY.

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. HOWEVER, NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY HEREUNDER.

ARTICLE 10

INTELLECTUAL PROPERTY

1) OBTAIN AND MAINTAIN THE PATENTS

a)	Pieris shall, at its own cost and expense and within its sole discretion, file, maintain and prosecute (i) in the Territories, the Patents claiming the Pieris Rights, the Pieris Arising IP and the Pieris Acquired IP, and (ii) in the Pieris Territory only, the Joint Arising IP. Pieris shall [***].

b)	Zydus shall, at its own cost and expense and within its sole discretion, file, maintain and prosecute (i) in the Territory, the Patents claiming the Zydus Rights, the Zydus Arising IP and the Zydus Acquired IP, and (ii) in the Zydus Territory only, the Joint Arising IP. Zydus shall not [***].

c)	Notwithstanding foregoing Sections 10(1)(a) and (b), for said Patents, if either Party (the “Ceasing Party”) wishes (i) not to file an application in any one of the following jurisdictions: [***], (ii) abandon any such patent application or (iii) not to maintain any such Patent in any one of said jurisdictions , it shall give prior written notice to the other Party at least [***] days before any relevant deadline, then the other Party has the right, exercisable within [***] days exercisable within [***] days of such notice, to take an assignment of the patent application or patent and, at its own expense, control the further prosecution the patent application or maintenance of such Patent. In the event such right is exercised by the other Party, the Ceasing Party shall effectuate said assignment and provide to the other Party all information necessary for the further prosecution or maintenance. For the avoidance of doubt, any such Patent is part of the other Party’s Acquired IP.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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d)	Notwithstanding foregoing Sections 10(1)(a) and (b), with respect to the filing, maintaining and prosecution of (i) any of Joint Arising IP as well as (ii) any of Pieris Arising IP and Zydus Arising IP, before any action taken by either Party, the Parties will confer first and try to agree on a strategy for drafting and/or prosecuting the respective application. In this regard, each of Zydus and Pieris shall keep the other Party fully informed as to the status of preparation, prosecution and maintenance of the respective application or patent, including, without limitation, (x) providing the other Party the opportunity to fully review and comment on (i) any patent application at least [***] days of the respective filing date and on (ii) any documents which will be filed in any patent office at least [***] days of any relevant deadline, and (y) providing the other copies of any substantive documents that such Party receives from such patent office at least [***] days after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. The other Party shall provide feedback at least [***] days of the respective filing date or the relevant deadline. If the Parties could not agree on such a strategy in good faith upon [***] days of the relevant deadline, Pieris will have the final decision-making authority regarding the filing, maintaining and prosecution of any of (i) [***] and (ii) [***];, while Zydus will have the final decision-making authority regarding the filing, maintaining and prosecution of any of (i) [***] and (ii) [***]; provided, however, that, if [***], [***]. Zydus and Pieris shall reasonably cooperate with and assist each other at their own respective expense in connection with activities referred under this Section 10(1)(d), at the other Party’s request.

2) INFRINGEMENT OF THE PATENTS/INTELLECTUAL PROPERTY RIGHTS

a)	During the Term, each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement in the Territory of any of the Pieris Rights, the Pieris Arising IP, the Pieris Acquired IP, the Zydus Rights, the Zydus Arising IP, the Zydus Acquired IP or the Joint Arising IP, and the Parties shall consult with each other to decide the best way to respond to such infringement.

b)	During the Term, if the Parties fail to agree on a joint program of action, including how the costs of any such action are to be borne and how any damages or other sums received from such action are to be distributed, then the Party (the “Enforcing Party”) in whose Territory such infringement has taken place shall be entitled to take action against the applicable Third Party at its sole expense and the other Party (the “Abstaining Party”) hereby agrees to be joined by the Enforcing Party in any legal proceeding where the Applicable Law requires the Abstaining Party’s participation for the Enforcing Party to initiate and maintain such proceeding. In this regard, the Enforcing Party shall have control over such proceeding and the Abstaining Party shall reasonably cooperate with the Enforcing Party and defer to the Enforcing Party’s decisions. The damages or other sums received from such action (the “Receipts”) shall be distributed as follows: After deducting its own documented legal costs and reimbursing the other Party for any reasonable expenses incurred in assisting it in such action, the enforcing Party shall pay [***] of all remaining Receipts to the other Party, and shall keep the balance of the remaining Receipts for itself. Notwithstanding the foregoing, during the Term, only the Continuing Party under Section 4(4) can take action against the applicable Third Party in the Territories,

3) INFRINGEMENT OF THIRD PARTY RIGHTS

a)	If any warning letter or other notice of infringement is received by a Party, or legal suit or other action is brought against such Party, alleging infringement of Third Party Rights in the practice of its Licence rights hereunder or in the manufacture, use or sale of the Product or use of any Patents, such Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond. The other Party, however, shall not be relieved of any of its obligations for indemnification, if any, provided for hereinabove, for such infringement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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b)	Zydus shall have the right but not the obligation to defend any such suit in the Zydus Territory, and Pieris shall have the right but not the obligation to defend any such suit in the Pieris Territory. The defending Party shall have the right to settle with such Third Party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the validity of any Patent Controlled by the other Party, the consent of the other Party must be obtained before taking such action or making such settlement.

c)	Zydus shall be entitled to deduct, from royalties payable to Pieris in any Calendar Year under this Agreement, up to [***] of any sums paid to Third Parties (including, without limitation, damages, payments in settlement of litigation and royalty payments) during the same Calendar Year, based on any alleged or actual infringement of Third Party rights as the result of Zydus’ practice of the Pieris Rights pursuant to this Agreement; provided, however, that no such deduction shall exceed [***] of the royalties otherwise payable to Pieris during such Calendar Year. Pieris shall be entitled to deduct, from payments payable to Zydus in any Calendar Year under this Agreement, up to [***] of any sums paid to Third Parties (including, without limitation, damages, payments in settlement of litigation and royalty payments) during the same Calendar Year, based on any alleged or actual infringement of Third Party rights as the result of Pieris’ practice of the Zydus Rights pursuant to this Agreement; provided, however, that no such deduction shall exceed [***] of the payments otherwise payable to Zydus during such Calendar Year.

ARTICLE 11

TERM AND TERMINATION

1) TERM

This Agreement shall come into force on the Effective Date and, subject to the terms and conditions herein contained, will remain in effect until [***] (the “Term”). [***].

2) TERMINATION

a) Without prejudice to any other right or remedy it may have, either Party may terminate this Agreement at any time by notice in writing to the other Party, upon or after the occurrence of any one of the following:

i.	Breach of any material provision of this Agreement by the other Party and if the breaching Party has not cured such breach within the [***] day period following written notice of termination by the non-breaching Party or breach of any provision of this Agreement by the other Party and if the breaching Party has not cured such breach within the [***] day period following written notice of termination by the non-breaching Party; provided, however, that to the extent there is a Dispute as to the existence of such a breach, then prior to any termination under this Section 11(2)(a)(i), the Parties shall resolve such Dispute in accordance with Article 12; and

ii.

Insolvency or passing of a winding-up order or going into liquidation of the other Party, or if the other Party ceases to otherwise trade or is unable to pay its debts as and when they fall due or is otherwise subject to any insolvency or winding-up procedure; or a petition is presented for its winding up or it enters into a composition with its creditors; or has filed against it a petition in bankruptcy; makes any assignment for the benefit of creditors; has

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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appointed a receiver of its property or a substantial portion thereof; or takes advantage of any other law or procedure for the protection of creditors; or the majority of the Party‘s shares are transferred to Third Parties.

Said notice shall take effect on the date as specified in the notice as long as such date is after the occurrence of any of the (i) or (ii) above. For the avoidance of doubt, the non-breach Party is entitled to cease performance of its obligations during the respective period referred above in Section 11(2)(a)(i) until the breaching Party has cured the breach.

b) Either Party shall be permitted to terminate this Agreement with respect to a Product after [***], by providing one [***] days’ prior written notice to the other Party. Once this Agreement is so terminated pursuant to this Section 11(2)(b), either Party shall be solely responsible for any expenses in relation to its activities and/or responsibilities under this Agreement.

3) EFFECTS OF TERMINATION

a)	Termination of this Agreement for any reason shall not release either Party hereto from any of its outstanding financial obligations hereunder or any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

b)	In the event of termination by Pieris pursuant to Section 11(2)(a)(i) or (ii), Pieris shall retain and/or have the exclusive rights to (i) all data generated until the effective date of such termination as well as the Arising IP relating thereto (Pieris Arising IP, Zydus Arising IP and Joint Arising IP) and (ii) to continue the Development and/or Commercialization of Products, whether directly or indirectly (e.g., through a Sublicensee), in a regulatory jurisdiction (e.g. a country or geographical region) within the Territories, without any further financial obligation to Zydus. Zydus agrees to execute one or more assignments necessary to effectuate such grant of rights to Pieris free of charge. Further, the License granted by Pieris to Zydus hereunder shall terminate concurrently, and the License granted by Zydus to Pieris hereunder shall survive such termination and remain in effect, subject to the terms and conditions of this Agreement applicable thereto.

c)	In the event of termination by Zydus pursuant to Section 11(2)(a)(i) or (ii), Zydus shall retain and/or have the exclusive rights to all data generated until the effective date of such termination as well as the Arising IP relating thereto (Pieris Arising IP, Zydus Arising IP and Joint Arising IP) and (ii) to continue the Development and/or Commercialization of Products, whether directly or indirectly (e.g., through a Sublicensee), in a regulatory jurisdiction (e.g. a country or geographical region) within the Territories, without any further financial obligation to Pieris. Pieris agrees to execute such as one or more assignments necessary to effectuate such grant of rights to Zydus free of charge. Further, the License granted by Zydus to Pieris hereunder shall terminate concurrently, and the License granted by Pieris to Zydus hereunder shall survive such termination and remain in effect, subject to the terms and conditions of this Agreement applicable thereto.

d)	In the event of termination by one Party pursuant to Section 11(2)(b), in term of the Product so terminated, each Party shall retain and/or have the exclusive rights to its Arising IP and the other Party agrees to execute one or more assignments necessary to effectuate such grant of rights to the first-mentioned Party free of charge. The Parties will handle Joint Arising IP pursuant to Article 10. Further, the License granted by one Party to the other Party hereunder shall terminate concurrently, except that the non-exclusive licenses granted under Section 2(1)(a)(3) and Section 2(1)(b)(3) hereunder shall survive such termination and remain in effect, subject to the terms and conditions of this Agreement applicable thereto. Furthermore, the Parties hereby agree to keep the data in confidence in accordance with Article 8 for the Term and [***] years thereafter.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4) SURVIVAL

The following provisions shall survive the expiration or termination of this Agreement for any reason: Articles 1 and 7 to 13.

ARTICLE 12

GOVERNING LAW [***]

This Agreement shall be governed by and construed in accordance with the then-current substantive law of the state of New York, United States, without regard to the conflict of laws principles thereof. The Parties further agree that any Dispute that cannot be resolved by negotiation between the Parties shall [***].

ARTICLE 13

MISCELLANEOUS

1) FORCE MAJEURE

Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond such Party’s reasonable control including, without limitation, war, fire, accident or other casualty, labor disturbance, strike or other industrial destruction, riots, revolt, acts of war (whether war be declared or not), insurrections, riots, civil commotions, or earthquakes, flood or other natural disasters or Acts of God or the public enemy, (collectively, “Force Majeure”), provided that, however, the Party affected will notify the other Party of such Force Majeure circumstances as soon as reasonably practicable and will make every reasonable effort to mitigate the effects of such Force Majeure circumstances.

2) FURTHER ASSURANCES

The Parties intend that this Agreement contain all consents, licenses and authorizations from one Party to the other necessary to enable each Party to perform its obligations hereunder. In the event any further such consents, licenses or authorizations are necessary, each Party agrees to take such further actions and execute such further agreements as may be reasonably necessary to carry out the intent and purposes of this Agreement.

3) SEVERABILITY

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the intent and purposes of this Agreement. The Parties will in such an instance use their diligent efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practicable, maintains the intent and purposes of this Agreement under this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4) NOTICES

All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier) or sent by nationally-recognized overnight courier addressed as follows:

if to Pieris, to:	Pieris, AG
Lise-Meitner-Straße 30, 85354
Freising, Germany
Attention: CEO
Fax No: 49 (0) 8161 14 11 444

if to Zydus, to:	Zydus Research Centre
Sarkhej-BavlaN.H. No. 8A
Moraiya, Ahmedabad - 382210
Gujarat, India
Attn: Dr. Sanjeev Kumar
Sr. Vice President, Biotechnology
Ph: +91-2717-665555

CC to	Cadila Healthcare Limited
Zydus Tower
Satellite Cross Roads
Ahmedabad -380 015
India
Attention: Mr. Arun Parikh
Fax No.: +91-79-26868144

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given (i) on the same business day if personally delivered or sent by facsimile or (ii) on the third (3rd) business day after dispatch if sent by nationally-recognized overnight courier.

5) ENTIRE AGREEMENT

This Agreement contains the entire understanding of the Parties with respect to License, Research, Development, manufacture and Commercialization of a Product as well as related financial obligations on either Party. All express or implied agreements and understandings, either oral or written, heretofore made by the Parties on the same subject matter, are expressly superseded by this Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

6) HEADINGS

The captions to the several Articles and Sections hereof are not a part of the Agreement nor affect the interpretation of any of its provisions, but are merely a convenience to assist in locating and reading the several Articles and Sections hereof.

7) INDEPENDENT CONTRACTORS

It is expressly agreed that Pieris and Zydus will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Pieris nor Zydus will have the ability to control the other Party or the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior written consent of the other Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8) ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, that a Party may make such an assignment or transfer without the other Party’s consent to any Affiliate of such Party, provided that (i) such transfer shall not adversely affect the other Party’s rights and obligations under this Agreement and that such assigning/transferring Party remains jointly and severally liable with such Affiliate for the performance of this Agreement and/or the assigned obligations, and (ii) that the assigning Party provides written notice to the other Party of such assignment and the assignee shall have agreed in writing to be bound (or is otherwise required by operation of Applicable Laws to be bound) in the same manner as such assigning Party hereunder. Notwithstanding the foregoing, either Party shall have the right to assign this Agreement to a Third Party successor-in-interest or purchaser of all or substantially all of the business or assets of such Party to which this Agreement relates (the “Third Party Assignee”), whether in a merger, combination, reorganization, sale of stock, sale of assets or other transaction; provided, however, that the Third Party Assignee expressly obligates itself in a written instrument delivered to the non-assigning Party, on or before the date of closing such merger, combination, reorganization, sale of stock, sale of assets or other transaction, to fully perform all of the obligations of the assigning Party under this Agreement. In addition, either Party may assign its right to receive proceeds under this Agreement or grant a security interest in such right to receive proceeds under this Agreement to one or more Third Parties providing financing to such Party pursuant to the terms of a security or other agreement related to such financing (i.e., for purposes of a royalty financing arrangement). The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any attempted assignment not in accordance with this Section 13(8) will be void.

9) WAIVER

The waiver by either Party hereto of any right hereunder, or any failure to perform by the other Party, or any breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

10) NO THIRD PARTY BENEFICIARIES

Except for as referred in Section 13(8), this Agreement is neither expressly nor impliedly made for the benefit of any Person other than the Parties.

11) COUNTERPARTS

The Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The counterparts of this Agreement may be executed by one Party with electronic signature and delivered through facsimile or email to the other Party and the receiving Party may rely on the receipt of such counterpart so executed and delivered by as if the original had been received.

12) WAIVER OF RULE OF CONSTRUCTION

Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CADILA HEALTHCARE LIMITED		PIERIS AG

/s/ Nitin Parekh		/s/ Stephen S. Yoder

Name:	Nitin Parekh	Name:	Stephen S. Yoder
Title:	Chief Financial Officer	Title :	Chief Executive Officer

/s/ Arun Parikh
Name:	Arun Parikh
Title:	Sr. V.P. Legal

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE 1

Pieris Patents:

(a) all patent applications derived from any one of the Patent Cooperation Treaty/PCT applications listed below in this Schedule 1 from i) to vi); (b) all patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming priority from any of the foregoing; (d) all reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (e) all term extensions, supplementary protection certificates and other governmental action beyond the original patent expiration date.

i)	PCT/DE98/02898

ii)	PCT/EP2004/009447

iii)	PCT/EP2007/057971

iv)	PCT/EP2009/051020

v)	PCT/EP2010/061436

vi)	PCT/EP2013/050158

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE 2

CC MEMBERS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE 3

Plan

Zydus and Pieris shall plan the activities in the CC meeting and track the progress on a regular basis.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE 4

Zydus Territory (subject to Section 4(3)):

[***]

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SCHEDULE 5

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE 6

Press Release

Zydus and Pieris Sign Broad Co-Development Alliance for Novel Anticalin® Therapeutics

—cMet antagonist, PRS-110, to be the flagship program—

Ahmedabad, India; Freising, Germany.

Zydus Cadila, an innovative global pharmaceutical company that discovers, develops, manufactures and markets a broad range of healthcare products, and Pieris AG, a next generation therapeutic protein R&D company, have entered into an alliance for development and commercialization of multiple novel Anticalin®-based protein therapeutics, both companies announced today. The collaboration combines Pieris’ drug discovery and early development capabilities with Zydus’ expertise in biologics development, regulatory affairs and biologics manufacturing. Under the terms of the agreement, Zydus will take the lead in advancing Anticalin drug candidates through formal pre-clinical development and into clinical development, undertaking drug development in accordance with ICH guidelines. Zydus has been granted exclusive marketing rights in India and several other emerging markets, while Pieris retains exclusive marketing rights in key developed markets.

Mr. Pankaj R. Patel, Chairman and Managing Director, Zydus group said, “Collaborating with established biotech companies on differentiated drug candidates is an important component of Zydus’ ongoing transformation into an innovation-led global healthcare provider, and we are pleased to add Anticalins to our novel biologics pipeline”. Pieris CEO, Stephen Yoder, added, “With Zydus’ state-of-the-art manufacturing facilities and seasoned drug development team, this collaboration will allow Pieris to unlock value on a global scale in a cost-effective manner, significantly expanding the number of proprietary Anticalin programs we can advance into clinical trials.”

The most advanced program in the collaboration is PRS-110, an Anticalin specific for cMet, a target becoming increasingly validated across a broad spectrum of tumors. PRS-110, which is a pure antagonist due to its monovalent target engagement, has demonstrated the ability to

—CONTINUES—

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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inhibit both ligand-dependent and -independent cMet signaling in a variety of animal models. Through this unique collaborative model, the companies seek to develop candidates to proof-of-concept and will explore out-licensing opportunities in Pieris’ territories at the appropriate time. Licensing revenues would be shared on mutually agreed upon terms.

About Zydus:

Zydus Cadila is an innovative, global pharmaceutical company that discovers, develops, manufactures and markets a broad range of healthcare therapies. The group employs over 15,000 people worldwide and is dedicated to creating healthier communities globally. Zydus is the only Indian pharma company to launch its own patented NCE – Lipaglyn™, the world’s first drug to be approved for the treatment of diabetic dyslipidemia. It aims to be a leading global healthcare provider with a robust product pipeline, achieve sales of over $3 billion by 2015 and be a research-based pharmaceutical company by 2020.

The group has been making significant investments in the development and manufacturing of Biologics for more than a decade. Zydus has developed a pipeline of 17 Biosimilar drugs with six such drugs commercialized and others in clinical development. Zydus capitalizes on its in-house drug development and manufacturing strengths to partner in Novel Biologics opportunities and has so far advanced two novel biologic drugs to the clinical trial stage. Zydus has one of the largest Biologics manufacturing facilities in India with scales reaching up to 11,000 L per batch. With a vision to provide high quality Biologics drugs in a cost-effective manner Zydus aspires to be a world leader in the biologics space. For more information, please visit: www.zyduscadila.com

About Pieris & Anticalins

Pieris AG is an independent, clinical-staged biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that are safer and more effective than conventional approaches. Exclusive to Pieris, Anticalins promise to address high-unmet medical needs and expand the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has, in addition to Zydus, ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group and Allergan. Privately held, Pieris has been funded by premier biotechnology-focused venture capital, including lead investors OrbiMed Advisors and Global Life Science Ventures. For more information, please visit: www.pieris-ag.com.

Anticalins® are recombinantly engineered versions of human lipocalins, low-molecular weight polypeptides that naturally bind, store and transport a wide spectrum of molecules. To make Anticalins, Pieris makes discrete changes to those lipocalin amino acid positions responsible in endogenous ligand binding, thereby redirecting specificity away from the natural ligand and to virtually any target of interest. By utilizing an endogenous binding protein as a template, Pieris “hijacks” the natural function of the lipocalin to enable diverse therapeutic applications.

—END—

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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For more information, please contact:
Zydus	Pieris AG

Sujatha Rajesh	Stephen Yoder, CEO
+91 (0)9974051180	+49 (0) 8161 1411 400
sujatha.rajesh@zyduscadila.com

Rashmi Nair	Gretchen Schweitzer
+91(0) 9724313237	+49 172 861 8540
rashminair@zyduscadila.com	media@pieris-ag.com

Anticalin®, Anticalins® are registered trademarks of Pieris AG.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.